Exhibit 5.1

TROUTMAN SANDERS LLP
Attorneys at Law
Bank of America Plaza
600 Peachtree Street NE, Suite 5200
Atlanta, Georgia 30308-2216
404.885.3000 telephone troutmansanders.com

June 30, 2016

AGL Resources Inc.

Ten Peachtree Place, N.E.

Atlanta, Georgia 30309

Ladies and Gentlemen:

We have acted as counsel to AGL Resources Inc., a Georgia corporation (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on this date with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company and AGL Capital Corporation, a Nevada corporation (“AGL Capital”).

The Registration Statement includes a prospectus (the “Prospectus”) that provides that it may be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as it may be supplemented by one or more Prospectus Supplements, relates to the offering from time to time, together or separately and in one or more series (if applicable), of: (1) preferred stock of the Company (“Preferred Stock”); (2) debt securities of AGL Capital (the “Debt Securities”); (3) junior subordinated notes of AGL Capital (the “Junior Subordinated Notes”); (4) the Company’s Guarantee with respect to the Debt Securities (the “Debt Securities Guarantee”); and (5) the Company’s Guarantee with respect to the Junior Subordinated Notes (the “Junior Subordinated Note Guarantee” and collectively, with the Debt Securities Guarantee, the “Guarantees”). The Preferred Stock, Debt Securities, Junior Subordinated Notes and the Guarantees are hereinafter referred to collectively as the “Securities.”

The Debt Securities and the Debt Securities Guarantee will be issued under an Indenture, dated as of February 20, 2001 (the “Debt Securities Indenture”), among the Company, AGL Capital and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., a successor in interest to The Bank of New York), as trustee (the “Trustee”).

The Junior Subordinated Notes and the Junior Subordinated Note Guarantee will be issued under an Indenture, among the Company, AGL Capital and a trustee named therein, a form of which is filed as Exhibit 4.4 to the Registration Statement (the “Junior Subordinated Note Indenture”).

Each Guarantee will be made pursuant to a guarantee (each, a “Guarantee Document” and collectively, with the Debt Securities Indenture and the Junior Subordinated Indenture, the “Securities Documents”), executed by the Company.

ATLANTA    BEIJING    CHARLOTTE    CHICAGO    HONG KONG     NEW YORK    ORANGE COUNTY    PORTLAND    RALEIGH

RICHMOND    SAN DIEGO    SAN FRANCISCO    SHANGHAI     TYSONS CORNER    VIRGINIA BEACH    WASHINGTON, DC

June 30, 2016

For purposes of the opinions set forth below, we have examined the originals or copies of (i) the articles of incorporation and bylaws, each as amended and restated to date (the “Charter Documents”) of the Company and AGL Capital; (ii) certain resolutions of the Board of Directors of the Company and AGL Capital and committees of such Boards of Directors related to the filing of the Registration Statement, the offering of the Securities and related matters; and (iii) the Registration Statement and all exhibits thereto. As to questions of fact material to the opinions set forth below, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and AGL Capital.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority to execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, and (iv) AGL Capital has duly authorized, executed and delivered the Debt Securities Indenture in accordance with the law of the State of Nevada and, at such time, AGL Capital was validly existing and in good standing under the law of the State of Nevada.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Securities and the applicable Securities Documents (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will not have been terminated or rescinded, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement, (iv) each of the Securities issued by the Company, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board of Directors of the Company or a duly constituted and acting committee of such Board of Directors, (v) each of the Securities issued by AGL Capital, and the instruments pursuant to which they are duly authorized and established, will have been specifically authorized for issuance by the Board of Directors of AGL Capital or a duly constituted and acting committee of such Board of Directors, (vi) the terms of each of the Securities and of their respective issuance and sale will have been duly authorized and established in conformity with the Charter Documents of the Company or AGL Capital, as applicable, and the applicable Securities Documents, (vii) each of the Securities will have been duly executed and countersigned, (viii) the Company will have received any consideration provided for in the Prospectus Supplement, (ix) AGL Capital will have received any consideration provided for in the Prospectus Supplement, (x) the applicable Securities Documents (other than the Debt Securities Indenture) will be duly authorized, executed and delivered by the parties thereto, (xi) each person signing the applicable Securities Documents will have the legal capacity and authority to do so, (xii) each party to the applicable Securities Documents will be validly existing under the law of the jurisdiction in which it was organized and will have the power to enter into each Security and

June 30, 2016

Securities Document to which it is a party, (xiii) with respect to the Preferred Stock offered, there will be sufficient shares of Preferred Stock authorized under the Charter Documents and not otherwise reserved for issuance, and the Company will receive payment of legal consideration equal to at least the par value thereof, and (xiv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered thereby will have been duly authorized and validly executed and delivered by each of the parties thereto.

We also have assumed that (i) the Securities will be established so as not to, and such execution, delivery and performance thereof (including the documents establishing them) will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company or AGL Capital is subject, (ii) such execution, delivery and performance do not and will not constitute a breach, conflict, default or violation of (a) the Charter Documents of the Company or AGL Capital, or any agreement or other instrument to which the Company, AGL Capital or their properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (iii) the Debt Securities will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof, and (iv) the choice of New York law in each of the agreements purporting to be governed by the laws of the State of New York that establish and create the Securities (other than the Preferred Stock) is legal, valid, binding and enforceable under the laws of all applicable jurisdictions.

The opinions herein below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that is contrary to public policy. We also express no opinion concerning the enforceability of (a) the choice of New York law in each of the documents establishing the Debt Securities under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Securities.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The shares of Preferred Stock will be validly issued, fully paid and nonassessable.

2.	The Debt Securities will constitute valid and legally binding obligations of AGL Capital, enforceable against AGL Capital in accordance with their terms.

June 30, 2016

3.	The Junior Subordinated Notes will constitute valid and legally binding obligations of AGL Capital, enforceable against AGL Capital in accordance with their terms.

4.	The Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Please note that we are opining only as to matters expressly set forth herein as of the date hereof, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and, following the effective date of the Registration Statement, we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We do not express any opinion herein concerning any law other than the federal law of the United States and the laws of the States of Georgia and New York.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP